                                                                    Exhibit 11.1
                                                                    ------------


                             THOUSAND TRAILS, INC.
               STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                   (DOLLARS AND COMMON SHARES IN THOUSANDS)

                                                      Six Months   Six Months
                                                         Ended       Ended
                                                     December 31,  December 31,
                                                        1996          1995
                                                     ------------  ------------
PRIMARY:
Weighted average number of common shares outstanding     7,041        3,703
Weighted average common stock equivalents (vested
 options)                                                  171
                                                        ------      -------
Weighted average number of common shares outstanding     7,212        3,703
                                                        ======      =======
Net income (loss) allocable to common shareholders      $1,976      ($1,885)
                                                        ======      =======
Primary net income (loss) per common share              $ 0.27       ($0.51)
                                                        ======      =======
FULLY DILUTED:
Weighted average number of common shares outstanding     7,041        3,703
Weighted average common stock equivalents (vested
 options)                                                  220
                                                        ------      -------
Weighted average number of common shares outstanding     7,261        3,703
                                                        ======      =======
Net income (loss) allocable to common shareholders      $1,976      ($1,885)
                                                        ======      =======
Fully diluted net income (loss) per common share        $ 0.27       ($0.51)
                                                        ======      =======


                                                                    Exhibit 11.1
                                                                    ------------


                             THOUSAND TRAILS, INC.
                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS
                    (DOLLARS AND COMMON SHARES IN THOUSANDS)

                                                     Three Months   Three Months
                                                         Ended          Ended
                                                     December 31,   December 31,
                                                         1996           1995
                                                     ------------   ------------
PRIMARY:
Weighted average number of common shares outstanding     7,383       3,703
Weighted average common stock equivalents (vested
 options)                                                  310
                                                        ------      ------
Weighted average number of common shares outstanding     7,693       3,703
                                                        ======      ======
Net income (loss) allocable to common shareholders      $  321       ($704)
                                                        ======      ======
Primary net income (loss) per common share              $ 0.04      ($0.19)
                                                        ======      ======

FULLY DILUTED:
Weighted average number of common shares outstanding     7,383       3,703
Weighted average common stock equivalents (vested
 options)                                                  369
                                                        ------      ------
Weighted average number of common shares outstanding     7,752       3,703
                                                        ======      ======
Net income (loss) allocable to common shareholders      $  321       ($704)
                                                        ======      ======
Fully diluted net income (loss) per common share        $ 0.04      ($0.19)
                                                        ======      ======

                                    Page 2